EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

BancorpSouth, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-28081,   333-193912 and 333-194233) on Form S-4, the registration statements (Nos. 333-84389, 333-84395, 333-88226, 333-115451, 333-133390, 333-153867,  333-176391 and 333-190887) on Form S-8 and the registration statement (No. 333-187238) on Form S-3 of BancorpSouth, Inc. of our reports dated February 23, 2016, with respect to the consolidated balance sheets of BancorpSouth, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of BancorpSouth, Inc.

/s/ KPMG LLP

Jackson, Mississippi

February 23, 2016